On September 13, 2004, the Board of Trustees of the Wells Fargo Funds
     Trust and the Board of Trustees of the Strong Funds ("Strong Funds") approved an Agreement and Plan of Reorganization providing for the reorganization of certain Strong Funds into certain Funds of the Trust.
       Effective at the close of business on April 8, 2005, the following Acquiring Funds ("Acquiring Funds") acquired all of the net assets of the following Target Funds ("Target Funds") through a tax-free exchange under section 368 of the Internal Revenue Code. The following is a summary of shares outstanding and net assets immediately before and after the reorganization:
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


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                                   Before                                              After Reorganization
                               Reorganization
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                             Target Funds                            Acquiring
                                                                       Fund*
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
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Fund                         Strong Short-Term                     Strong Short-Term  Wells Fargo Advantage
                                 High Yield                          Municipal Bond    Short-Term Municipal
                            Municipal Bond Fund                           Fund              Bond Fund
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Shares:
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Investor Class                   14,793,422                            54,049,649                 68,311,827
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Class C                                   -                               816,728                    816,728
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Net Asset:
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Investor Class                 $139,729,863                          $529,536,943               $669,266,806
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Class C                                   -                            $7,995,461                 $7,995,461
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Unrealized appreciation            $546,423                            ($781,435)                 ($235,012)
(deprecation)
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Accumulated net realized      ($11,463,489)                          ($2,018,191)              ($13,481,680)
losses
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* Designates the accounting survivor.
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